Exhibit 99.1

                   ALMOST FAMILY ANNOUNCES 2 FOR 1 STOCK SPLIT

                 MOVE INTENDED TO INCREASE SHAREHOLDER LIQUIDITY

    LOUISVILLE, Ky., Dec. 11 /PRNewswire-FirstCall/ -- Almost Family, Inc. (Nasdaq: AFAM) announced that today its Board of Directors approved a 2 for 1 stock split to be accomplished in the form of a stock dividend.

    The Company stated that on January 8, 2007, stockholders will receive one additional share for every share held on the record date of December 27, 2006. Following the completion of the split there will be approximately 5.0 million common shares outstanding.

    Almost Family, Inc., is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Missouri, Alabama, Illinois and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified division under the Caretenders trade name and a personal care division under the Almost Family name.

SOURCE  Almost Family, Inc.
    -0-                             12/11/2006
    /CONTACT: William Yarmuth or Steve Guenthner, +1-502-891-1000, of Almost Family, Inc./
    /Company News On-Call:  http://www.prnewswire.com/comp/784275.html /
    /Web site:  http://www.almost-family.com /